Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

August 1, 2022

Westrock Coffee Holdings, LLC
100 River Bluff Drive, Suite 210

Little Rock, Arkansas 72202

Re: Registration Statement on Form S-4 (File No. 333-264464)

Ladies and Gentlemen:

We have acted as counsel to Westrock Coffee Holdings, LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement (as defined below) relating to, among other things, the merger of Origin Merger Sub I, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub I”), with and into Riverview Acquisition Corp., a Delaware corporation (“Riverview”), with Riverview surviving the merger as a wholly owned subsidiary of the Company (the “Merger”), pursuant to the terms of the Transaction Agreement, dated as of April 4, 2022, by and among the Company, Merger Sub I, Origin Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company, and Riverview (the “Transaction Agreement”).

Prior to and as a condition of the Merger, the Company will convert from a Delaware limited liability company to a Delaware corporation, to be named Westrock Coffee Company, in accordance with the applicable provisions of the Delaware General Corporation Law (“DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”) (the “Conversion,” and the effective time of the Conversion, the “Conversion Effective Time”). To effectuate the Conversion, the Company will file the Certificate of Conversion (as defined below) simultaneously with the Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “DE Secretary of State”). In this opinion, we refer to the Company following effectiveness of the Conversion as the “Converted Company.”

As a result of and at the effective time of the Merger (the “Merger Effective Time”), among other things:

(i).	each outstanding share of Class A common stock of Riverview, par value $0.001 per share (the “Riverview Class A Shares”) (including the Riverview Class A Shares resulting from the conversion of each share of Class B common stock of Riverview, par value $0.001 per share (the “Riverview Class B Shares”), into one Riverview Class A Share at the Merger Effective Time, but excluding any Riverview Class A Shares held as treasury stock, which will be automatically cancelled and extinguished at the Merger Effective Time) will be exchanged for one share of common stock, par value $0.01 per share, of the Converted Company (“Westrock Common Shares”); and

(ii).	each outstanding warrant of Riverview to purchase Riverview Class A Shares will automatically convert into a comparable warrant to purchase Westrock Common Shares on the terms and subject to the conditions set forth in the Riverview Warrant Agreement (defined below), the Transaction Agreement, the Riverview Warrant Assumption Agreement (defined below) and the Amended and Restated Warrant Agreement (defined below) (such resulting warrants to purchase Westrock Common Shares, the “Westrock Warrants”).

This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement on Form S-4 (File No. 333-264464) of the Company relating to up to 31,250,000 Westrock Common Shares, consisting of (i) 11,350,000 Westrock Common Shares issuable to holders of Riverview Class A Shares (including the Riverview Class A Shares resulting from the conversion of each Riverview Class B Share but excluding (x) any Riverview Class A Shares held as treasury stock and (y) any Riverview Class A Shares issued in the PIPE Financing (as defined in the Registration Statement)) (such Westrock Common Shares, the “Registered Westrock Common Shares”), and (ii) up to 19,900,000 Westrock Common Shares issuable to holders of Westrock Warrants upon the exercise thereof (such Westrock Common Shares, the “Warrant Westrock Common Shares”), initially filed on April 25, 2022 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”)(such registration statement, as subsequently amended, being hereinafter referred to as the “Registration Statement”);

(b)	a copy of the Transaction Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c)	the form of Certificate of Incorporation of the Converted Company to become effective as of the Conversion Effective Time, filed as Exhibit 3.1 to the Registration Statement (the “Certificate of Incorporation”);

(d)	the form of By-Laws of the Converted Company to become effective as of the Conversion Effective Time, filed as Exhibit 3.2 to the Registration Statement (the “By-Laws”);

(e)	the form of Certificate of Conversion to become effective as of the Conversion Effective Time, filed as Exhibit 3.3 to the Registration Statement (the “Certificate of Conversion”);

(f)	the specimen Common Stock Certificate of the Converted Company, filed as Exhibit 4.5 to the Registration Statement;

(g)	the Warrant Agreement, dated as of August 5, 2021, by and between Continental Stock Transfer & Trust Company and Riverview, filed as Exhibit 4.4 to the Registration Statement (the “Riverview Warrant Agreement”);

(h)	the form of Assignment, Assumption and Amendment Agreement, by and among the Company, Riverview, Continental Stock Transfer & Trust Company, Computershare Inc. and Computershare Trust Company, N.A., filed as Exhibit 4.7 to the Registration Statement (the “Riverview Warrant Assumption Agreement”);

(i)	the form of the Amended and Restated Warrant Agreement by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., filed as Exhibit 4.9 to the Registration Statement (the “Amended and Restated Warrant Agreement”); and

(j)	the specimen Warrant Certificate of the Converted Company, filed as Exhibit 4.6 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In this opinion, we have relied, with your consent, upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of certified copies submitted to us with the original documents to which such certified copies relate and the legal capacity of all individuals executing any of the foregoing documents.

The opinions stated herein presume that:

I.            prior to effecting the Conversion, the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act;

II.          the Certificate of Conversion, in substantially the form attached as Exhibit 3.3 to the Registration Statement, will be duly executed and thereafter be duly filed with the DE Secretary of State in accordance with the DLLCA and the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Conversion will be, filed by or in respect of the Converted Company with the DE Secretary of State and that the Converted Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Conversion;

III.         the Certificate of Incorporation, in substantially the form filed as Exhibit 3.1 to the Registration Statement, will be duly executed and thereafter be duly filed with the DE Secretary of State and have become effective in accordance with the DGCL, that no other certificate or document, other than the Certificate of Conversion, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Converted Company with the DE Secretary of State and that the Converted Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

IV.         the By-Laws, in substantially the form attached as Exhibit 3.2 to the Registration Statement, will become effective upon the Conversion Effective Time;

V.          the parties to the Riverview Warrant Assumption Agreement shall have duly executed and validly entered into such agreement in substantially the form filed as Exhibit 4.7 to the Registration Statement;

VI.         the parties to the Amended and Restated Warrant Agreement shall have duly executed and validly entered into such agreement in substantially the form filed as Exhibit 4.9 to the Registration Statement; and

VII.        prior to the issuance of the Registered Westrock Common Shares, the Westrock Warrants and the Warrant Westrock Common Shares: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; and (ii) the Conversion shall have been consummated prior to the Merger.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	The Registered Westrock Common Shares, when issued in the manner and on the terms described in the Registration Statement and the Transaction Agreement, will have been duly authorized by all requisite corporate action on the part of the Converted Company under the DGCL and will be validly issued, fully paid and nonassessable.

2.	The Westrock Warrants, when issued in the manner and on the terms described in the Registration Statement, the Transaction Agreement, the Riverview Warrant Agreement, the Riverview Warrant Assumption Agreement and the Amended and Restated Warrant Agreement, will be a valid and binding obligation of the Converted Company, enforceable against the Converted Company, in accordance with its terms under the laws of the State of New York.

3.	Upon the exercise by the holders of the Westrock Warrants and the payment of the exercise price for the Westrock Warrants pursuant to and in accordance with the terms of the Amended and Restated Warrant Agreement, the Westrock Warrant Common Shares will have been duly authorized by all requisite corporate action on the part of the Converted Company under the DGCL and will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We have not considered, and we express no opinion as to any law other than the laws of the State of the New York and the DGCL (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Registered Westrock Common Shares, the Westrock Warrants and the Warrant Westrock Common Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz